                                                               EXHIBIT (a)(1)(D)

                       CORRECTIONS CORPORATION OF AMERICA

                           OFFER TO PURCHASE FOR CASH
       UP TO 4,204,947 SHARES OF THE 4,672,163 OUTSTANDING SHARES OF ITS
                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                    (CUSIP NOS. 22025Y 30 8 AND 74264N 30 3)
                    AT A PURCHASE PRICE OF $26.00 PER SHARE



THIS OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 29, 2003, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). REGISTERED HOLDERS OF SHARES OF THE SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK ("HOLDERS") MUST TENDER THEIR SHARES (AS DEFINED BELOW) ON OR PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE TO RECEIVE THE TENDER OFFER CONSIDERATION (AS DEFINED BELOW).

                                                                   April 2, 2003

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     Enclosed for your consideration is an Offer to Purchase, dated April 2, 2003 (the "Offer to Purchase"), and a Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), relating to the offer by Corrections Corporation of America, a Maryland corporation (the "Company"), to purchase for cash with net proceeds from the Common Stock Offering and the Notes Offering, together if necessary with other available funds, up to 4,204,947 shares, representing 90% of the outstanding shares as of April 1, 2003, of its Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Shares"). Capitalized terms used but not defined herein shall have the meanings given to them in the Offer to Purchase.

     The total consideration for Shares tendered pursuant to the Offer shall be an amount, paid in cash, equal to $26.00 per Share, net to the Holder in cash, without interest (the "Tender Offer Consideration"). Holders that validly tender their Shares pursuant to the Offer prior to 12:00 midnight, New York City time, on the Expiration Date and do not withdraw their Shares before 12:00 midnight, New York City time, on the Expiration Date will receive the Tender Offer Consideration, subject to the terms and conditions set forth in the Offer. If, at the expiration of the Offer, more than 4,204,947 Shares have been validly tendered and not withdrawn, and all other conditions are satisfied or waived, the Company will purchase 4,204,947 Shares on a pro rata basis from all tendering Holders, disregarding fractions, according to the number of Shares tendered by each Holder; provided, however, that "odd lots" (lots held by beneficial owners of less than 100 Shares) will be purchased on a priority basis.

     Notwithstanding any other provision of the Offer, the Company's obligations to accept for purchase, and to pay the Tender Offer Consideration for, Shares validly tendered pursuant to the Offer is subject to, and conditioned upon, the satisfaction of or, where applicable, the Company's waiver of, the following:

          - the receipt by the Company before 12:00 midnight, New York City time, on the Expiration Date of at least $240.0 million of aggregate net proceeds from the Common Stock Offering and the Notes Offering, on terms and conditions satisfactory to the Company; and

          - the General Conditions.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee. For your information and for forwarding to your clients, we are enclosing the following documents:

          (1) the Offer to Purchase, dated April 2, 2003;

          (2) a Letter of Transmittal for each of the Shares for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to U.S. federal income tax backup withholding; and

          (3) a printed form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

     DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

     WE RECOMMEND THAT YOU CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

     The Company will pay to Soliciting Dealers (as defined below) designated by the beneficial owner of the Shares which are validly tendered and accepted pursuant to the Offer a solicitation fee of $0.25 per Share tendered for cash, subject to certain conditions; provided, however, that Soliciting Dealers shall only receive the solicitation fee with respect to beneficial owners that own no more than 10,000 Shares. "Soliciting Dealer" includes (i) any broker or dealer in securities, including the Dealer-Manager in its capacity as dealer or broker, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as if it were an NASD member, or (iii) any bank or trust company, any of whom has solicited and obtained a tender pursuant to the Offer. No such fee shall be payable to a Soliciting Dealer in respect of Shares owned, directly or indirectly, in the name of such Soliciting Dealer unless such Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or on the Notice of Solicited Tenders attached to this letter.

     In order to receive a solicitation fee, the Soliciting Dealer must return a Notice of Solicited Tenders to the Depositary within two NYSE trading days after the Expiration Date. No solicitation fee shall be payable to a Soliciting Dealer in respect of Shares (i) directly or indirectly owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Shares are held by such Soliciting Dealer as nominee and such Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of Shares by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

     Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, D.F. King & Co., Inc., the Information Agent, at (212) 269-5550 or (888) 605-1956 or at the address set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          LEHMAN BROTHERS INC.
                                          (212) 528-7581
                                          or (800) 438-3242

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITORY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

     The Offer is not being made to (nor will tenders of Shares be accepted from or on behalf of) Holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on the Company's behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of the jurisdiction.


                          NOTICE OF SOLICITED TENDERS

     ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE DEPOSITARY
WITHIN TWO NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE TO THE
ADDRESS SET FORTH ON THE BACK COVER OF THE OFFER TO PURCHASE. NOTICES MAY BE
DELIVERED BY FACSIMILE TO THE DEPOSITARY AT (781) 380-3388 (CONFIRM RECEIPT BY
TELEPHONE (781) 843-1833, EXT 205).

     All questions concerning the notice of solicited tenders should be directed to the Information Agent as follows: Banks and brokerage firms please call collect at (212) 269-5550. Stockholders and all others please call toll free at
(888) 605-1956.

DTC PARTICIPANT NUMBER:
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                                     NUMBER OF SHARES
      BENEFICIAL OWNERS            REQUESTED FOR PAYMENT            VOI TICKET NUMBER
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



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

     Attach additional sheet(s), if necessary

     The undersigned hereby represents, confirms and agrees that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase (unless the undersigned is not being compensated for such solicitation) and will provide satisfactory evidence of such entitlement upon request; (iii) in soliciting tenders of the Shares, it has used no soliciting materials other than those furnished by the Company and (iv) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers ("NASD"), it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.

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Print Firm Name


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Address


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City, State, Zip Code


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Authorized Signature


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Area Code and Telephone Number                                     Attention

                     SOLICITATION FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:

Firm
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                        (Please Print)

Attention
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Address
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                      (Include Zip Code)

Phone Number (including Area Code)
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Taxpayer Identification or Social Security No.
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Applicable VOI Number -------------------- Number of Shares ----------

If solicitation fees are to be paid to another Eligible Institution(s), please complete the following:

Firm
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                        (Please Print)

Attention
--------------------------------------------------------------------------------

Address
--------------------------------------------------------------------------------
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                      (Include Zip Code)

Phone Number (including Area Code)
--------------------------------------------------------------------------------

Taxpayer Identification or Social Security No.
--------------------------------------------------------------------------------

Applicable VOI Number -------------------- Number of Shares ----------


Firm
--------------------------------------------------------------------------------

                        (Please Print)

Attention
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Address
--------------------------------------------------------------------------------
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                      (Include Zip Code)

Phone Number (including Area Code)
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Taxpayer Identification or Social Security No.
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Applicable VOI Number -------------------- Number of Shares ----------

* NOTE: IF ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.